Exhibit 10.1

ACQUISITION OF STRESS ANALYSIS TECHNOLOGIES, INC.
by
MATERIAL TECHNOLOGIES, INC.

AGREEMENT AND PLAN OF ACQUISITION

This Agreement and Plan of Acquisition (the “Agreement”) is entered into by and between Stress Analysis Technologies, Inc., a Florida corporation (“SATI”), UTEK CORPORATION, a Delaware corporation (“UTEK”), and Material Technologies, Inc, a Delaware corporation (“MTNA”).

WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of SATI;

WHEREAS, before the Closing Date (as defined in Section 1.04), SATI will acquire the license for the fields of use as described in the License Agreement which is attached hereto as part of Exhibit A and made a part of this Agreement (the “License Agreement”) and the rights to develop and market a patented and proprietary technology for the fields of uses specified in the License Agreement (the “Technology”);

WHEREAS, the parties desire to provide for the terms and conditions upon which SATI will be acquired by MTNA in a stock-for-stock exchange (the “Acquisition”) in accordance with the respective corporation laws of their state, upon consummation of which all outstanding securities of SATI (the “SATI Shares”) will be owned by MTNA, and all issued and outstanding SATI Shares will be exchanged for Class E Convertible Preferred Stock of MTNA (the “Preferred Stock”) with terms and conditions as set forth more fully in Exhibit E to this Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (“Code”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

ARTICLE 1
THE STOCK-FOR-STOCK ACQUISITION

1.01        The Acquisition

               (a)        Acquisition Agreement.  Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all SATI Shares shall be acquired from UTEK by MTNA in accordance with the respective corporation laws of their states and the provisions of this Agreement and the separate corporate existence of SATI, as a wholly-owned subsidiary of MTNA, shall continue after the closing.

               (b)        Effective Date. The date of execution of this Agreement shall be the “Effective Date.”

1.02        The Consideration.

               a)         On the Closing Date, MTNA shall acquire the SATI Shares and shall issue 50,000 Preferred Shares to UTEK, which Preferred Shares shall have a face value of $975,000.

               b)         At any time after twelve (12) months from the Closing Date, UTEK shall have the right to convert part or all its Preferred Shares into restricted common stock of MTNA on the terms and conditions set forth in the Certificate of Designation attached hereto as Exhibit E (the “Certificate of Designation”).

               c)         The IRREVOCABLE TRANSFER AGENT INSTRUCTIONS, attached hereto, instructs the Transfer Agent to effectuate UTEK’S conversion of the Preferred Shares.

1.03        Effect of Acquisition.

               (a)        Rights in SATI Cease. At and after the Effective Date, UTEK shall cease to have any rights as a shareholder of SATI.

               (b)        Closure of SATI Shares Records. From and after the Effective Date, the stock transfer books of SATI shall be closed, and there shall be no further registration of stock transfers on the records of SATI.

1.04        Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall be the date of the last executed signature affixed to this Agreement, but in no event later than January 31, 2007 (the “Closing Date”).

1.05        License Agreement.  SATI is a party to the License Agreement.  SATI represents and warrants that, prior to the date of this Agreement, it has paid, in full, the Signing Fee to Isis Innovation Limited (“IIL”) under Section 8.1 of the License Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.01        Representations and Warranties of UTEK and SATI.  UTEK and SATI jointly and severally represent and warrant to MTNA that the facts set forth below are true and correct:

               (a)        Organization. SATI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of SATI have been provided to MTNA and such documents are presently in effect and have not been amended or modified.

               (b)        Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of SATI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and SATI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

               (c)        Capitalization.  The authorized capital of SATI consists of 1,000,000 shares of common stock with a par value $.01 per share. At the date of this Agreement, 1,000 SATI Shares are issued and outstanding as follows:

Shareholder	Number of SATI Shares

UTEK Corporation Total	1,000 1,000

All issued and outstanding SATI Shares are currently owned by UTEK, have been duly and validly issued and are fully paid and non-assessable shares, and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. SATI is not authorized to issue any preferred stock. All dividends on SATI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring SATI to issue any SATI Shares or securities convertible, exercisable or exchangeable into SATI Shares to anyone for any reason whatsoever. None of the SATI Shares is subject to any charge, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

               (d)        Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which SATI or UTEK is a party and will not create a default under any such obligation or under any Agreement to which SATI or UTEK is a party.  This Agreement constitutes a legal, valid and binding obligation of SATI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor’s rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

               (e)        Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of SATI’s and UTEK’s knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of SATI.

               (f)         No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by SATI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, SATI’s or UTEK’s articles of incorporation or bylaws, the Technology, the License Agreement, or any agreement, contract, instrument, order, judgment or decree to which SATI or UTEK is a party or by which SATI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

               (g)        Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by SATI and UTEK or performance of the obligations of SATI and UTEK hereunder or under any other agreement to which SATI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to transfer the Technology, the License Agreement, or any other material right, privilege, license or agreement relating to SATI or its assets or business.

               (h)        Title to Assets. SATI has or has agreed to enter into the agreements as listed on Exhibit A attached hereto. These agreements and the assets shown on the balance sheet of attached Exhibit B are the sole assets of SATI.  SATI has, and on the Closing Date will have, good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever.

               (i)         Intellectual Property

       (1)  IIL owns the Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the inventions listed in Exhibit A hereto (the “Inventions”).

       (2)  The License Agreement between IIL and SATI covering the Inventions is legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A.

       (3)   Except as otherwise set forth in this Agreement, MTNA acknowledges and understands that SATI and UTEK make no representations and provide no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties; however, SATI and UTEK have no knowledge of pending or threatened claims by, or any basis for any claims by, any third parties alleging such infringement or other violation, and

       (4)   Except as otherwise expressly set forth in this Agreement, SATI and UTEK make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

               (j)         Liabilities of SATI. SATI has no assets, no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

               (k)        Financial Statements. The unaudited financial statements of SATI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly SATI’s financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. SATI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of SATI except as specifically set forth in the financial statements and the other attached schedules and exhibits.  There is no information known to SATI or UTEK that would prevent the financial statements of SATI from being audited in accordance with generally accepted accounting principles.

               (l)         Taxes. All returns, reports, statements and other similar filings required to be filed by SATI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of SATI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from SATI by any taxing authority, have been properly paid, except to the extent reflected on SATI’s financial statements, where SATI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. SATI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is SATI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. SATI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. SATI has made all deposits required by law to be made with respect to employees’ withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon SATI. SATI is not and has never been a party to any tax-sharing agreements with any other person or entity.

               (m)       Absence of Certain Changes or Events. From the Effective Date until the Closing Date, SATI will not have:

       (1)    Sold, encumbered, assigned let lapsed or transferred any of its material assets, including without limitation the Intellectual Property, the License Agreement or any other material asset;

       (2)    Amended or terminated the License Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the License Agreement or any other material agreement;

       (3)    Suffered any damage, destruction or loss whether or not in control of SATI;

       (4)    Made any commitments or agreements for capital expenditures or otherwise;

       (5)    Entered into any transaction or made any commitment not disclosed to MTNA;

       (6)    Incurred any material obligation or liability for borrowed money;

       (7)    Done or omitted to do any act, or suffered any other event of any character, which is reasonable to expect, would adversely affect the future condition (financial or otherwise), assets or liabilities or business of SATI; or

       (8)    Taken any action, which could reasonably be foreseen to make any of the representations or warranties made by SATI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

               (n)        Material Agreements. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between SATI and any third party. A complete and accurate copy of all material agreements, contracts and commitments of the following types, whether written or oral, to which it is a party or is bound (the “Contracts”), has been provided to MTNA.  Such executed Contracts are, and such contemplated Contracts will be, at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of SATI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. SATI is not, and will not be at the Closing Date, in default of any of the Contracts. In addition:

       (1)    There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to SATI;

       (2)    There are no outstanding operating agreements, lease agreements or similar agreements by which SATI is bound;

       (3)    The complete final draft of the License Agreement has been provided to MTNA;

       (4)    Except as set forth in (3) above, there are no outstanding licenses to or from others of any intellectual property and trade names;

       (5)    There are no outstanding agreements or commitments to sell, lease or otherwise dispose of any of SATI’s property; and

       (6)    There are no breaches of any agreement to which SATI is a party.

               (o)        Compliance with Laws. SATI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

               (p)        Litigation.  There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of SATI or UTEK, threatened against SATI, the Technology, or License Agreement, affecting its assets or business (financial or otherwise), and neither SATI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of SATI or the transactions contemplated hereby. There are no pending or threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of SATI or the transactions contemplated hereby.

               (q)        Employees. SATI has no and never had any employees. SATI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. SATI is not in violation of any law, rule or regulation relating to employment of employees.

               (r)         Adverse Effect.  Neither SATI nor UTEK has any knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on SATI or its business, assets or condition (financial or otherwise) or prospects.

               (s)        Employee Benefit Plans.  There are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

               (t)         Books and Records. The books and records of SATI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

               (u)        Full Disclosure.   All representations or warranties of UTEK and SATI are true, correct and complete in all material respects to the best of UTEK’s and SATI’s knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date.  No statement made by them in this Agreement or in the exhibits and schedules to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

2.02        Representations and Warranties of MTNA.  MTNA represents and warrants to UTEK and SATI that the facts set forth below are true and correct.

               (a)        Organization.  MTNA is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate its properties.

               (b)        Authorization.  The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of MTNA; no other corporate action on MTNA’s part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

               (c)        Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which MTNA is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation of MTNA, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditor’s rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

               (d)        Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of MTNA.

               (e)        No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by MTNA with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of, the corporate charter or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

               (f)         Consents. Assuming the correctness of UTEK’s and SATI’s representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to MTNA or its assets or business.

               (g)        Financial Statements. The unaudited financial statements of MTNA attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown on such statements; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. MTNA has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of MTNA except as specifically set forth in the MTNA financial statements.

               (h)        Full Disclosure. All representations or warranties of MTNA are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by it in this Agreement or in the exhibits to this Agreement or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

               (i)         Compliance with Laws. MTNA is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

               (j)         Litigation.   Other than as disclosed in its SEC filings, there is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of MTNA, threatened against MTNA materially affecting its assets or business (financial or otherwise), and MTNA is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or, to the knowledge of MTNA, threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business. MTNA has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse affect on MTNA or its business, assets or condition (financial or otherwise) or prospects.

               (k)        Development.  MTNA agrees and warrants that it has the expertise necessary to and has had the opportunity to independently evaluate the Technology and develop same for the market. MTNA further agrees that it will provide UTEK with copies of progress reports made to IIL as required under the subject license agreement on a quarterly basis.

               (l)         No Broker’s Fees. Other than a ten percent (10%) finder’s fee due to Falcon Financial, neither UTEK nor SATI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

               (m)       Investment Company. MTNA is not an investment company, either registered or unregistered.

2.03        Investment Representations of UTEK. UTEK represents and warrants to MTNA that:

               (a)        General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the Preferred Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in Preferred Shares, including the risk of a total loss of the investment in Preferred Shares. The acquisition of the Preferred Shares is for its own account and is for investment and not with a view to the distribution of such shares. Except a permitted by law, it has no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to MTNA is true and correct. It has conducted all investigations and due diligence concerning MTNA to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officers and directors of MTNA concerning Preferred Shares and the business and financial condition of and prospects for MTNA, and the officers and directors of MTNA have adequately answered all questions asked and made all relevant information available to them. UTEK is an “accredited investor,” as the term is defined in Regulation D, promulgated under the Securities Act of 1933, amended, and the rules and regulations thereunder.

               (b)        Stock Transfer Restrictions.  UTEK acknowledges that the Preferred Shares and the shares of MTNA common stock into which the Preferred Shares are convertible will not be registered and UTEK will not be permitted to sell or otherwise transfer the shares in any transaction in contravention of the following legend, which will be imprinted in substantially the following form on the stock certificate representing the Preferred Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISION OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS UTEK CORPORATION HAS OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

ARTICLE 3
TRANSACTIONS PRIOR TO CLOSING

3.01.       Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and, if necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

3.02        Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

3.03        Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

3.04        Covenants. Except with the prior written approval of MTNA or of SATI or UTEK, as the case may be, each party agrees that it will:

               (a)        Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

               (b)        Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations.

ARTICLE 4
CONDITIONS PRECEDENT

The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions that may be waived, to the extent permitted by law:

4.01.       Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

4.02.       Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

4.03.       There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of UTEK in the SATI Shares, SATI in the License Agreement, or the right of SATI or UTEK to consummate the Acquisition contemplated hereunder.

4.04.       The representations and warranties of the parties shall be true and correct in all material respects at the Closing Date.

4.05.       The Technology and Intellectual Property shall have been prosecuted in good faith with reasonable diligence.

4.06.       The License Agreement shall have been executed and delivered by all parties thereto and, to the best knowledge of UTEK and SATI, the License Agreement shall be valid and in full force and effect without any default under such agreement.

4.07.       MTNA shall have received, at or within 5 days before the Closing Date, each of the following:

               (a)        the stock certificates representing the SATI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

               (b)        all documentation relating to SATI’s business, all in form and substance satisfactory to MTNA;

               (c)        such agreements, files and other data and documents pertaining to SATI’s business as MTNA may reasonably request;

               (d)        copies of the general ledgers and books of account of SATI, and all federal, state and local income, franchise, property and other tax returns filed by SATI since the inception of SATI;

               (e)        certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable (including tax), of SATI in Florida;

               (f)         the original corporate minute books of SATI, including the articles of incorporation and bylaws of SATI, and all other documents filed in this Agreement;

               (g)        all consents, assignments or related documents of conveyance to give MTNA the benefit of the transactions contemplated hereunder;

               (h)        such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of MTNA and SATI, and

               (i)         such other documents, instruments or certificates as MTNA, or its counsel may reasonably request.

4.08.       MTNA shall have completed its due diligence investigation of SATI to MTNA’s satisfaction in its sole discretion.

4.09.       MTNA shall receive the resignations of each director and officer of SATI effective the Closing Date.

ARTICLE 5
INDEMNIFICATION AND LIABILITY LIMITATION

5.01.       Survival of Representations and Warranties.

               (a)          The representations and warranties made by UTEK and SATI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

               (b)     The representations and warranties made by MTNA shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

5.02        Limitations on Liability.  MTNA agrees that UTEK shall not be liable under this Agreement to MTNA or their respective successor’s, assigns or affiliates except where damages result directly from the gross negligence or willful misconduct of UTEK or its employees.  In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this agreement, nor shall UTEK be liable for incidental or consequential damages of any kind.  MTNA shall indemnify UTEK, and hold UTEK harmless against any and all claims by third parties for losses, damages or liabilities, including reasonable attorneys fees and expenses (“Losses”), arising in any manner out of or in connection with the rendering of services by UTEK under this Agreement, unless it is finally judicially determined that such Losses resulted from the gross negligence or willful misconduct of UTEK. The terms of this paragraph shall survive the termination of this agreement and shall apply to any controlling person, director, officer, employee or affiliate of UTEK.

5.03        Indemnification.  MTNA agrees to indemnify and hold harmless UTEK and its subsidiaries and affiliates and each of its and their officers, directors, principals, shareholders, agents, independent contactors and employees (collectively “Indemnified Persons”) from and against any and all claims, liabilities, damages, obligations, costs and expenses (including reasonable attorneys’ fees and expenses and costs of investigation) arising out of or relating to  matters  or arising from this Agreement, except to the extent that any such claim, liability, obligation, damage, cost or expense shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted.

               (a)        Limitation of Liability.  MTNA agrees that no Indemnified Person shall have any liability as a result of the execution and delivery of this Agreement, or other matters relating to or arising from this Agreement, other than liabilities that shall have been determined by final non-appealable order of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Person or Persons in respect of whom such liability is asserted.  Without limiting the generality of the foregoing, in no event shall any Indemnified Person be liable for consequential, indirect or punitive damages, damages for lost profits or opportunities or other like damages or claims of any kind.  In no event shall UTEK's liability exceed the total amount of the fees paid to UTEK under this Agreement.

ARTICLE 6
REMEDIES

6.01        Specific Performance. Each party’s obligations under this Agreement are unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

6.02        Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

ARTICLE 7
ARBITRATION

In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in Tampa, Florida.  The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding.  The arbitrators shall be selected as follows: one by MTNA, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.

ARTICLE 8
MISCELLANEOUS

8.01.       No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

8.02.       This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.03.       Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

8.04.       This Agreement shall be governed by and construct in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

8.05.       This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

8.06.       Notices or other communications required to be made in connection with this Agreement shall be sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

8.07.       The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.08.       This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

8.09        Any facsimile signature of any part to this Agreement or to any other Agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.

MATERIAL TECHNOLOGIES, INC.                     STRESS ANALYSIS TECHNOLOGIES, INC

By:       /s/ Robert M. Bernstein                                      By:       /s/ Jennifer Willis
     Robert M. Bernstein,                                                      Jennifer Willis
     Chief Executive Officer                                                   President

     Address:                                                                        Address:
     11661 San Vicente Blvd, Suite 707                                2109 E. Palm Avenue
     Los Angeles, CA 90049                                                Tampa, Florida 33605

Date:    January 25, 2007                                               Date:    January 31, 2007

UTEK CORPORATION                                            UTEK CORPORATION

By:       /s/ Clifford M. Gross                                           By:   /s/ Douglas A. Schaedler
     Clifford M. Gross,                                                           Douglas A. Schaedler
     Chief Executive Officer                                                    Chief Compliance Officer

     Address:                                                                         Address:
      2109 E. Palm Avenue                                                     2109 E. Palm Avenue
      Tampa, Florida 33605                                                     Tampa, Florida 33605

Date:    January 31, 2007                                                Date:    January 31, 2007

EXHIBIT A
Outstanding Agreements

License Agreement from Isis Innovation Limited (IIL)

EXHIBIT B

STRESS ANALYSIS TECHNOLOGIES, INC
Financial Statements as of
January 26, 2007

EXHIBIT C

Material Technologies, Inc.

FORM 10-QSB

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Including Un-Audited Financial Statements
For the fiscal quarter ended September 30, 2006

EXHIBIT D
Material Technologies, Inc.

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

January 26, 2007

Interwest Transfer Company, Inc.
1981 East 4800 South, Suite 100
Salt Lake City, UT 84117
Attn:  Melinda Orth

RE:     Material Technologies, Inc.

Ladies and Gentlemen:

Reference is made to that certain Acquisition Agreement (the “Acquisition Agreement”) of even date herewith by and between Material Technologies, Inc., a Delaware corporation (the “Company”), and UTEK Corporation, a Delaware corporation, (hereafter the “Buyer”) set forth on Schedule I attached thereto.  Pursuant to the Acquisition Agreement, the Company shall sell to the Buyer, and the Buyer shall purchase from the Company, convertible debentures (collectively, the “Debentures”) in the aggregate principal amount of Nine Hundred Seventy Five Thousand Dollars ($975,000), plus accrued interest, which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the Buyer’s discretion.  These instructions relate to the following stock or proposed stock issuances or transfers:

  Shares of Common Stock to be issued to the Buyer upon conversion of the Debentures (“Conversion Shares”) plus the shares of Common Stock to be issued to the Buyer upon conversion of accrued interest and liquidated damages into Common Stock (the “Interest Shares”).

     This letter shall serve as our irrevocable authorization and direction to Interwest Transfer Company, Inc. (the “Transfer Agent”) to do the following:

  Conversion Shares
  Instructions Applicable to Transfer Agent.  With respect to the Conversion Shares and the Interest Shares, the Transfer Agent shall issue the Conversion Shares and the Interest Shares to the Buyer from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Conversion

Notice (the “Conversion Notice”) in the form attached as Exhibit A to the Debentures, delivered to the Transfer Agent by the Company.  Upon receipt of a Conversion Notice, the Transfer Agent shall within three (3) Trading Days thereafter issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Buyer or its designees, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Conversion Notice.  For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

  The Company hereby confirms to the Transfer Agent and the Buyer that certificates representing the Conversion Shares and Interest Shares shall bear the following legend:

  “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”
  In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Buyer to render such opinion.  The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares.

  Instructions Applicable to Company.  Upon the Company’s receipt of a properly completed Conversion Notice, the Company shall, within one (1) Trading Day thereafter, send to the Transfer Agent the Conversion Notice, which shall constitute an irrevocable instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms of these instructions.
  All Shares.
  The Transfer Agent shall rely exclusively on the Conversion Notice and shall have no liability for relying on such instructions.  Any Conversion Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof.

Such notice or notices may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

  The Company hereby confirms to the Transfer Agent and the Buyer that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein.  The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.

The Company and the Transfer Agent hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company.

The Company and the Transfer Agent acknowledge that the Buyer is relying on the representations and covenants made by the Company and the Transfer Agent hereunder and are a material inducement to the Buyer purchasing convertible securities under the Acquisition Agreement.  The Company and the Transfer Agent further acknowledge that without such representations and covenants of the Company and the Transfer Agent made hereunder, the Buyer would not purchase the Debentures.

Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced.  Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyer shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

Notwithstanding the above paragraph, the Company hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Company shall indemnify and hold harmless the Transfer Agent for any act done or suffered by it in good faith in connection with this Irrevocable Transfer Agent Instructions.  The Transfer Agent may in connection with this Irrevocable Transfer Agent Instructions employ agents or attorneys in fact and shall not be answerable for the default or misconduct of any such agent or attorney, provided the same shall be selected with reasonable care.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

COMPANY:

MATERIAL TECHNOLOGIES, INC.

By: /s/ Robert M. Bernstein
Name: Robert M. Bernstein
Title: Chief Executive Officer

BUYER:

UTEK Corporation

By: /s/ Clifford Gross
Name: Clifford Gross
Title: Chief Executive Officer

Exhibit A: Conversion Notice

MATERIAL TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Convertible Preferred Stock of Material Technologies, Inc. (the “Certificate of Designation”).  In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Convertible Preferred Stock, par value $.001 per share (the “Preferred Shares”), of Material Technologies, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock
to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the

Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:                                                            UTEK Corporation
                                                                         2109 E. Palm Avenue
                                                                         Tampa, FL 33605

Facsimile Number:                                             (813) 754-2383

Authorization:
                                                                         By:  Carole Wright
                                                                         Title: Chief Financial Officer
Dated:

EXHIBIT E

CERTIFICATE OF DESIGNATION